EXHIBIT 99.1

Berkshire Hills Announces Quarterly Shareholder Dividend

BOSTON, January 28, 2022 – Berkshire Hills Bancorp, Inc. (NYSE: BHLB) today announced that its Board of Directors has approved a quarterly cash dividend of $0.12 per common share to shareholders of record at the close of business on February 10, 2022, payable on February 24, 2022.
ABOUT BERKSHIRE HILLS BANCORP
Berkshire Hills Bancorp is the parent of Berkshire Bank, which is transforming what it means to bank its neighbors socially, humanly, and digitally to empower the financial potential of people, families, and businesses in its communities as it pursues its vision of being the leading socially responsible omni-channel community bank in the markets it serves. Berkshire Bank provides business and consumer banking, mortgage, wealth management, and investment services. Headquartered in Boston, Berkshire has approximately $11.6 billion in assets and operates 106 branch offices in New England and New York, and is a member of the Bloomberg Gender-Equality Index. To learn more, call 800-773-5601 or follow us on Facebook, Twitter, Instagram, and LinkedIn.
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Investor Relations Contacts
Kevin Conn, SVP, Investor Relations & Corporate Development
Email: KAConn@berkshirebank.com
Tel: (617) 641-9206
David Gonci, Capital Markets Director
Email: dgonci@berkshirebank.com
Tel: (413) 281-1973